UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2015

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United States Antimony Corporation
(Exact name of registrant as specified in its charter)
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Montana	001-08675	81-0305822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 643, Thompson Falls, Montana 59873
 (Address of Principal Executive Office) (Zip Code)

(406) 827-3523
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other events

Complaint and Demand seeking damages and injunctive relief served on former Investor Relations manager

On October 21, 2015, United States Antimony Corporation filed a complaint against Herbert A. Denton and Providence Capital, Inc., in the United States District Court for the District of Montana, Missoula Division, alleging the following:  (i) noncompliance, violation and breach of a Consulting Agreement, Settlement Agreement, and Supplemental Settlement Agreement, (ii) communications with shareholders of United States Antimony Corporation, by Mr. Denton and Providence Capital, Inc., which have included false information, in violation of federal securities laws, and (iii) solicitation of proxies, from shareholders, in violation of reporting and disclosure requirements of federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

United States Antimony Corporation

Date: October 22, 2015	By:	/s/ John C, Lawrence
Name: John C. Lawrence
Title: President and CEO